Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following sets forth unaudited pro forma condensed financial information of Atlas Resources Public #18-2009 (C) L.P. (the “Company”) prepared in accordance with Article 11 of Regulation S-X. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s financial statements and related notes and other financial information included in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The unaudited pro forma condensed financial information is based on, and has been derived from, the Company’s historical financial statements.

On May 4, 2017, certain subsidiaries of Titan Energy, LLC (“Titan”) entered into a purchase and sale agreement with Diversified Energy, LLC to sell its conventional Appalachia and Marcellus assets (the “Appalachia Assets”) for an aggregate of $84.2 million (the “Appalachia Asset Sale”). On June 30, 2017, Titan completed a majority of the Appalachia Asset Sale for cash proceeds of approximately $65.6 million, which included customary purchase price adjustments. On September 29, 2017, Titan completed the sale of the remainder of the Appalachia Assets for additional cash proceeds of $11.4 million (the “Second Closing”). The assets Titan sold to Diversified at the Second Closing included its indirect interests in certain of the assets of the Company (the “Company Appalachia Assets”).

The unaudited pro forma condensed balance sheet as of June 30, 2017 and statements of operations for the years ended December 31, 2016 and 2015 and the six months ended June 30, 2017 give pro forma effect to the sale and the discontinued operations treatment of the Company Appalachia Assets as if it occurred on June 30, 2017 (in the case of the balance sheet) or January 1, 2015 (in the case of the statements of operations).

The unaudited pro forma condensed financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the sale of the Company Appalachia Assets. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. The Company has prepared the unaudited pro forma condensed financial information for illustrative purposes only and it does not purport to represent what the results of operations or financial condition would have been had the sale of the Company Appalachia Assets actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

ATLAS RESOURCES PUBLIC #18-2009 (C) L.P.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

JUNE 30, 2017

		Company
		Appalachia
	Historical	Assets Pro		Pro Forma
	June 30,	Forma		June 30,
	2017	Adjustments		2017
ASSETS
Current assets:
Cash	$—	$—	(a)	$—
Accounts receivable trade-affiliate	1,930,100	(1,864,500	)(a)	65,600

Total current assets	1,930,100	(1,864,500)		65,600
Gas and oil properties, net	31,516,100	(29,845,500	)(a)	1,670,600
Long-term asset retirement receivable-affiliate	295,900	(223,200	)(a)	72,700

Total assets	$33,742,100	$(31,933,200)		$1,808,900

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accrued liabilities	$47,800	$(30,200	)(a)	$17,600

Total current liabilities	47,800	(30,200)		17,600
Asset retirement obligations	3,452,600	(2,707,500	)(a)	745,100
Partners’ capital:
Managing general partner’s interest	2,254,400	(2,682,300	)(b)	(427,900)
Limited partners’ interest (22,928.90 units)	27,987,300	(26,513,200	)(b)	1,474,100

Total partners’ capital	30,241,700	(29,195,500)		1,046,200

Total liabilities and partners’ capital	$33,742,100	$(31,933,200)		$1,808,900

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (C) L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

		Company
	Historical	Appalachia		Pro Forma
	Six Months Ended	Assets Pro		Six Months Ended
	June 30,	Forma		June 30,
	2017	Adjustments		2017
REVENUES
Natural gas	$4,194,800	$(3,821,700	)(c)	$373,100

Total revenues	4,194,800	(3,821,700)		373,100
COSTS AND EXPENSES
Production	1,380,600	(1,108,600	)(c)	272,000
Depletion	1,158,500	(1,058,900	)(d)	99,600
Accretion of asset retirement obligations	78,300	(65,700	)(d)	12,600
General and administrative	70,800	(64,800	)(c)	6,000

Total costs and expenses	2,688,200	(2,298,000)		390,200
Operating income (loss)	1,506,600	(1,523,700)		(17,100)

Net income (loss)	$1,506,600	$(1,523,700)		$(17,100)

Allocation of net income (loss):
Managing general partner	$630,800	$(630,700)		$100

Limited partners	$875,800	$(893,000)		$(17,200)

Net income (loss) per limited partnership unit	$38	$(39)		$(1)

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (C) L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

		Company
	Historical	Appalachia		Pro Forma
	Year Ended	Assets Pro		Year Ended
	December 31,	Forma		December 31,
	2016	Adjustments		2016
REVENUES
Natural gas	$5,211,200	$(4,464,800	)(c)	$746,400
Gain on mark-to-market derivatives	24,000	(18,500	)(e)	5,500

Total revenues	5,235,200	(4,483,300)		751,900
COSTS AND EXPENSES
Production	2,747,400	(1,973,300	)(c)	774,100
Depletion	2,674,000	(2,537,200	)(d)	136,800
Accretion of asset retirement obligations	149,200	(124,900	)(d)	24,300
General and administrative	155,800	(134,500	)(c)	21,300

Total costs and expenses	5,726,400	(4,769,900)		956,500
Operating loss	(491,200)	286,600		(204,600)

Net loss	$(491,200)	$286,600		$(204,600)

Allocation of net loss:
Managing general partner	$383,200	$(435,400)		$(52,200)

Limited partners	$(874,400)	$722,000		$(152,400)

Net loss per limited partnership unit	$(38)	$31		$(7)

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (C) L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

		Company
	Historical	Appalachia		Pro Forma
	Year Ended	Assets Pro		Year Ended
	December 31,	Forma		December 31,
	2015	Adjustments		2015
REVENUES
Natural gas	$6,941,500	$(5,911,700	)(c)	$1,029,800
Gain on mark-to-market derivatives	852,200	(786,200	)(e)	66,000

Total revenues	7,793,700	(6,697,900)		1,095,800
COSTS AND EXPENSES
Production	3,945,100	(2,732,500	)(c)	1,212,600
Depletion	2,899,500	(2,748,400	)(d)	151,100
Impairment	186,200	(186,200	)(f)	—
Accretion of asset retirement obligations	174,500	(136,200	)(d)	38,300
General and administrative	153,800	(128,200	)(c)	25,600

Total costs and expenses	7,359,100	(5,931,500)		1,427,600
Operating income (loss)	434,600	(766,400)		(331,800)

Net income (loss)	$434,600	$(766,400)		$(331,800)

Allocation of net income (loss):
Managing general partner	$505,100	$(595,300)		$(90,200)

Limited partners	$(70,500)	$(171,100)		$(241,600)

Net income (loss) per limited partnership unit	$(3)	$(7)		$(10)

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (C) L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Condensed Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed balance sheet as of June 30, 2017:

(a) Reflects the elimination of assets and liabilities related to the Company Appalachia Assets.

(b) Reflects the change in Partner’s Capital due to the Company Appalachia Assets pro forma adjustments.

Adjustments to the Unaudited Pro Forma Condensed Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed statements of operations for the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015:

(c) Represents the elimination of natural gas production revenues and expenses for the Company Appalachia Assets.

(d) Represents the elimination of depletion and accretion expenses for asset retirement obligations related to the Company Appalachia Assets.

(e) Reflects the elimination of the gain on mark-to-market activity allocated to the Company Appalachia Assets, which was based on the relative proportion of the natural gas volumes by the Company Appalachia Assets to the Company’s total natural gas volumes produced.

(f) Represents the elimination of impairment expense related to the Company Appalachia Assets for the year ended December 31, 2015.